Exhibit 99.1

November 3, 2025

Fellow Shareholders:

We are thrilled with our third quarter financial performance1 and execution throughout the organization. In North America, we delivered total revenue of $368.6 million and 1.63 million paid subscribers, our highest-ever third quarter subscriber count. In Rest of World we delivered total revenue of $8.6 million and 342,000 paid subscribers.

In addition to this strong top-line performance we delivered Net loss of $18.9 million and Adjusted EBITDA2 (AEBITDA) of $6.9 million, representing our second-consecutive quarter of positive AEBITDA and with meaningful improvements in both metrics year-over-year.

We are also excited to have completed the transformative business combination with The Walt Disney Company’s Hulu + Live TV business. This combined company creates the sixth-largest Pay TV service in the U.S. with nearly 6 million subscribers in North America3. The combined company offers consumers a broad set of sports, including more than 55,000 live sporting events, and entertainment-focused programming offerings from Fubo and Hulu + Live TV. We are motivated by the possibilities enabled through this combination including greater consumer choice, flexibility, and value.

During the quarter, we launched Fubo Sports, a sports-focused product at a competitive price point, in over 100 U.S. markets with more to follow, realizing our vision of bringing a “skinny bundle” to market. With the addition of Fubo Sports, we now offer consumers a full spectrum of content options at various price points including our signature Pay TV streaming service, standalone regional sports networks (RSNs), Pay-Per-View (PPV), and the Fubo Sports skinny service.

As we detail later in this letter, we continue to optimize our content portfolio and make investments in product and technology. A key priority remains providing users with a best-in-class user experience including ease of use, quality, and innovation. We look forward to providing our shareholders with more updates as we accelerate our work in these areas.

1 The results discussed in this letter reflect Fubo’s standalone operations prior to the completion of our business combination with The Walt Disney Company’s Hulu + Live TV.

2 Adjusted EPS, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. For a reconciliation of historical Adjusted EPS, Adjusted EBITDA, and Free Cash Flow, to the most directly comparable U.S. GAAP financial measures, please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this letter. See “Key Performance Metrics and Non-GAAP Measures” for more information.

3 UBS Estimates as of June 30, 2025

1

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Summary Financials ($ in millions) Global	3Q24		4Q24		1Q25		2Q25		3Q25
Revenue		$386.2		$443.3		$416.3		$380.0		$377.2
Year-over-Year %		+20.3%		+8.1%		+3.5%		-2.8%		-2.3%
Total Operating Expenses		$444.8		$481.7		$441.7		$386.0		$397.3
Year-over-Year %		+10.0%		-0.1%		-5.1%		-9.5%		-10.7%
Net income (loss)		$-54.7		$-40.9		$188.5		$-8.0		$-18.9
Year-over-Year (Abs.)	$	+29.8	$	+30.1	$	+244.8	$	+17.8		+$35.8
Adjusted EBITDA		$-27.6		$-8.7		$-1.4		$20.7		$6.9
Year-over-Year (Abs.)	$	+33.8	$	+41.4	$	+37.4	$	+31.7	$	+34.5
Free Cash Flow		$-1.1		$16.3		$-62.0		$-37.7		$-9.4
Year-over-Year (Abs.)	$	+31.3	$	+22.1	$	+9.3		$-2.4		$-8.3

North America (NA)	3Q24	4Q24	1Q25	2Q25	3Q25
Subscribers (thousands)	1,613	1,676	1,470	1,356	1,631
Year-over-Year %	+9.2%	+3.6%	-2.7%	-6.5%	+1.1%
Revenue ($ in millions)	$377.3	$433.8	$407.9	$371.3	$368.6
Year-over-Year %	+20.7%	+8.0%	+3.5%	-3.0%	-2.3%

Rest of World (ROW)	3Q24	4Q24	1Q25	2Q25	3Q25
Subscribers (thousands)	378	362	354	349	342
Year-over-Year %	-8.1%	-10.9%	-10.9%	-12.5%	-9.5%
Revenue ($ in millions)	$8.9	$9.4	$8.4	$8.7	$8.6
Year-over-Year %	+6.0%	+12.1%	-0.4%	+4.7%	-3.2%

3Q25 Financial Results

Net loss from continuing operations in 3Q25 was $18.9 million, leading to an earnings per share (EPS) loss of $0.06. This compares favorably to a Net loss from continuing operations of $54.7 million, or an EPS loss of $0.17, in 3Q24. Adjusted EPS2 in 3Q25 was $0.02, compared to an Adjusted EPS loss of $0.08 in 3Q24. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt, amortization of debt premium, net, certain litigation and transaction expenses, and gain on settlement of litigation, net.

2

In 3Q25 Adjusted EBITDA was $6.9 million, a $34.5 million improvement when compared to 3Q24.

Cash Flow and Capital Structure

Net cash used in operating activities in 3Q25 was -$6.5 million, a $9.0 million increase compared to 3Q24, and Free Cash Flow2 in 3Q25 was -$9.4 million, a decrease of $8.3 million compared to 3Q24.

We ended the quarter with 342,664,855 shares of common stock issued and outstanding.

North America Advertising

Fubo delivered North America ad revenue of $25.0 million for 3Q25, representing a 7% decline year-over-year. Note that this decline was largely due to the removal of certain ad-insertable content.

We closed a successful upfront season with revenue from 2025-2026 upfront commitments up over 36% compared to the 2024-2025 season, surpassing last year’s record high. Nearly a third of advertisers that made upfront commitments this year are new to Fubo, with notable growth across the retail and CPG categories.

Additionally in 3Q, revenue from Fubo’s innovative non-video ad formats, including pause ads, increased 152% YoY. Within the past year, Fubo has rolled out a robust suite of interactive ad formats including pause ads, gamified ads, transactional ads and proprietary branded content activations, The Marquee and The Triple Play. These personalized and dynamic experiences drive greater engagement and reinforce the stickiness of CTV ad formats beyond standard video ads.

3

Content

Our vision of a consumer-first streaming company with multiple and flexible content options was further realized by the September launch of Fubo Sports, our “skinny” sports service, in more than 100 U.S. markets with more to follow. Fubo Sports super serves passionate sports fans with 20+ sports and broadcast networks featuring national and local pro and college team coverage. The service also includes the majority of ESPN Unlimited content ingested directly into the Fubo app.

Last week, we launched the Fubo Channel Store, a central hub for premium standalone content like Hallmark+, DAZN1, MLB.tv, MGM+, STARZ, Paramount+ w/ Showtime and select standalone RSNs ingested into the Fubo experience, further realizing our vision to make sports programming accessible and frictionless.

The quarter was also highlighted by continued expansion of our global sports offering. Our French service, Molotov, secured distribution of its first major sports rights through a partnership with Ligue 1 soccer. Fubo was also home to exclusive Union of European Football Associations (UEFA) European Qualifiers to FIFA World Cup 2026™ available as live PPV events.

Product and Technology

Mobile is a popular entry point for sports fans looking for quick information and snackable content. To meet our consumers where they are, we recently redesigned our mobile sports page, already driving a double digit lift in video starts from this entry point compared to the same time period last year.

4

Development of personalized product features remains a priority, including on mobile devices. Fubo subscribers are staying updated on their favorite teams with new product features like game alert push notifications which we launched during the quarter. These notifications are personalized to ensure Fubo subscribers never miss the moments that matter to them and at the points in which they care most. Early results indicate that our personalized alerts drove more than a day of extra engagement over the course of a month.

Conclusion

We are pleased by Fubo’s performance in the third quarter, including record third quarter subscribers in North America and positive AEBITDA. Additionally, the completion of our transformative transaction with The Walt Disney Company to combine Fubo and the Hulu + Live TV business creates a strengthened Pay TV operator that aims to offer consumers more programming flexibility and choice. We are very excited for the future and the value that we believe this transaction will bring to consumers and shareholders alike.

Sincerely,

David Gandler, co-founder and CEO

3Q25 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 8:30 a.m. ET to deliver brief remarks on the quarter and the Hulu + Live transaction followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 that will be filed with the SEC.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates; June 30, 2025) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

5

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results and expected capitalization, our offerings, our partnerships, our sports programming and packaging, distribution and consumer preferences, the benefits of our business combination with Hulu + Live TV (the “Transaction”), including expected synergies and advantages for consumers and additional financing to be provided by The Walt Disney Company. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Transaction; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transaction; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

(FuboTV Inc. Financial Statements begin on the following pages)

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FuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30,
	2025	2024
	Unaudited	Unaudited
Revenues
Subscription	$350,338	$356,575
Advertising	25,386	27,054
Other	1,471	2,578
Total revenues	377,195	386,207
Operating expenses
Subscriber related expenses	289,460	317,692
Broadcasting and transmission	9,354	14,390
Sales and marketing	42,007	55,226
Technology and development	19,475	21,187
General and administrative	26,740	26,528
Depreciation and amortization	10,309	9,816
Total operating expenses	397,345	444,839
Operating loss	(20,150)	(58,632)

Other income (expense)
Interest expense	(4,747)	(5,277)
Interest income	2,478	1,565
Amortization of debt premium, net	374	348
Gain (loss) on settlement of litigation, net	(3)	-
Gain on extinguishment of debt	-	7,752
Other expense	(13)	(245)
Total other income (expense)	(1,911)	4,143

Income (loss) from continuing operations before income taxes	(22,061)	(54,489)
Income tax benefit (provision)	3,195	(195)
Net income (loss) from continuing operations	(18,866)	(54,684)

Discontinued operations
Net income (loss) from discontinued operations before income taxes	-	1,836
Net income (loss) from discontinued operations	-	1,836

Net income (loss)	(18,866)	(52,848)

Less: Net (income) loss attributable to non-controlling interest	-	425
Net income (loss) attributable to common shareholders	$(18,866)	$(52,423)

Other comprehensive income (loss)
Foreign currency translation adjustment	72	5,817
Comprehensive income (loss) attributable to common shareholders	$(18,794)	$(46,606)

Net income (loss) per share - basic:
Continuing operations	$(0.06)	$(0.17)
Discontinued operations	-	$0.01
Total net income (loss) per share - basic	$(0.06)	$(0.16)

Net income (loss) per share - diluted:
Continuing operations	$(0.06)	$(0.17)
Discontinued operations	-	$0.01
Total net income (loss) per share - diluted	$(0.06)	$(0.16)

Weighted average shares outstanding:
Basic	342,504,107	331,582,813
Diluted	342,504,107	331,582,813

Stock-based compensation was allocated as follows:
Subscriber related expenses	57	80
Sales and marketing	2,233	4,047
Technology and development	2,872	2,679
General and administrative	3,939	2,518
Total stock-based compensation	9,101	9,324

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FuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2025	2024
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$274,150	$161,435
Accounts receivable, net	83,439	71,078
Prepaid sports rights	28,564	24,821
Prepaid and other current assets	15,656	16,699
Total current assets	401,809	274,033

Property and equipment, net	5,777	6,080
Restricted cash	6,148	6,137
Intangible assets, net	113,954	133,703
Goodwill	631,052	615,399
Right-of-use assets	28,862	31,837
Other non-current assets	11,253	10,239
Total assets	$1,198,855	$1,077,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$40,730	$67,844
Accrued expenses and other current liabilities	279,333	335,967
Notes payable	7,597	7,024
Deferred revenue	102,217	98,421
Convertible notes, net - current portion	144,382	-
Long-term borrowings - current portion	704	1,042
Current portion of lease liabilities	3,723	5,024
Total current liabilities	578,686	515,322

Convertible notes, net	186,899	332,383
Lease liabilities	30,316	32,951
Other long-term liabilities	12,213	15,990
Total liabilities	808,114	896,646

Shareholders’ equity:
Common stock par value $0.0001: 1,000,000,000 and 1,000,000,000 shares authorized at September 30, 2025 and December 31, 2024, respectively ; 342,664,855 and 339,144,854 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	34	34
Additional paid-in capital	2,246,744	2,219,002
Accumulated deficit	(1,856,199)	(2,017,796)
Non-controlling interest	(11,352)	(15,588)
Accumulated other comprehensive income (loss)	11,514	(4,870)
Total shareholders’ equity	$390,741	$180,782
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,198,855	$1,077,428

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FuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	September 30,
	2025	2024
	Unaudited	Unaudited
Cash flows from operating activities
Net income (loss)	$161,596	$(135,159)
Less: Net loss from discontinued operations, net of tax	-	1,687
Net income (loss) from continuing operations	161,596	(136,846)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,355	28,596
Stock-based compensation	20,821	32,609
Gain on extinguishment of debt	-	(29,513)
Amortization of debt premium, net	(1,102)	(869)
Deferred income tax provision	1,605	-
Amortization of right-of-use assets	3,204	2,849
Other adjustments	573	518
Changes in operating assets and liabilities of business
Accounts receivable, net	(11,997)	3,470
Prepaid expenses and other assets	2,209	4,214
Prepaid sports rights	(4,791)	4,433
Accounts payable	(27,695)	(13,312)
Accrued expenses and other liabilities	(53,813)	(1,631)
Deferred revenue	3,469	12,907
Lease liabilities	(4,165)	(3,902)
Net cash provided by (used in) operating activities - continuing operations	120,269	(96,477)
Net cash used in operating activities - discontinued operations	-	(2,837)
Net cash provided by (used in) operating activities	120,269	(99,314)

Cash flows from investing activities
Purchases of property and equipment	(717)	(1,899)
Capitalization of internal use software	(9,104)	(8,813)
Purchase of intangible assets	(50)	(540)
Net cash used in investing activities	(9,871)	(11,252)

Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	-	43,330
Repurchase of convertible notes	-	(26,557)
Vested restricted stock units settled for cash	-	(181)
Payments for financing costs	-	(4,682)
Proceeds from exercise of stock options	2,797	3
Repayments of notes payable and long-term borrowings	(469)	(449)
Net cash provided by (used in) financing activities	2,328	11,464

Net increase (decrease) in cash, cash equivalents and restricted cash	112,726	(99,102)
Cash, cash equivalents and restricted cash at beginning of period	167,572	251,420
Cash, cash equivalents and restricted cash at end of period	$280,298	$152,318

Supplemental disclosure of cash flows information:
Interest paid	18,023	14,627
Income taxes paid	468	190

Non-cash financing and investing activities:
Unpaid At-the-market offering costs included in accrued expenses	-	34
Unpaid property and equipment included in accounts payable	9	-

9

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

10

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net income (Loss) Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, amortization of debt premium, net, amortization of intangibles, gain on extinguishment of debt, gain on settlement of litigation, net, and certain litigation and transaction expenses (as described further above, see “Adjusted EBITDA”).

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures.

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FuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$(18,866)	$(8,026)	$188,488	$(40,932)	$(54,684)
Depreciation and amortization	10,309	10,138	9,908	9,952	9,816
Impairment of other assets	-	-	-	3,813	-
Stock-based compensation	9,101	8,256	3,464	9,901	9,324
Certain litigation and transaction expenses(1)	7,664	8,271	10,629	6,036	11,930
Other (income) expense	1,911	1,875	(218,557)	2,279	(4,143)
Income tax provision (benefit)	(3,195)	152	4,648	252	195
Adjusted EBITDA	6,924	20,666	(1,420)	(8,699)	(27,562)

Adjusted EBITDA	6,924	20,666	(1,420)	(8,699)	(27,562)
Divide:
Revenue	377,195	379,968	416,286	443,277	386,207
Adjusted EBITDA Margin	1.8%	5.4%	-0.3%	-2.0%	-7.1%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

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FuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2025	September 30, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$120,664	$(207,888)
Depreciation and amortization	40,307	38,234
Impairment of other assets	3,813	-
Stock-based compensation	30,722	44,373
Certain litigation and transaction expenses(1)	32,600	19,598
Other (income) expense	(212,492)	(21,835)
Income tax provision (benefit)	1,857	10
Adjusted EBITDA (TTM)	17,471	(127,508)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

13

FuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net cash provided by (used in) operating activities - continuing operations	$(6,516)	$(34,617)	$161,402	$20,850	$2,444
Subtract:
Purchases of property and equipment	(3)	(366)	(348)	(828)	(1,583)
Capitalization of internal use software	(2,891)	(2,860)	(3,353)	(2,655)	(1,984)
Purchase of intangible assets	-	(50)	-	(1,100)	-
Gain on settlement of litigation, net	3	153	(219,695)	-	-
Free Cash Flow	(9,407)	(37,740)	(61,994)	16,267	(1,123)

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FuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	September 30, 2025	September 30, 2024

Net cash provided by (used in) operating activities - continuing operations	$141,119	$(96,534)
Subtract:
Purchases of property and equipment	(1,545)	(2,595)
Capitalization of internal use software	(11,759)	(13,220)
Purchase of intangible assets	(1,150)	(1,233)
Gain on settlement of litigation, net	(219,539)	-
Free Cash Flow (TTM)	(92,874)	(113,582)

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FuboTV Inc.

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2025	September 30, 2024

Net income (loss) attributable to common shareholders	$(18,866)	$(52,423)
Subtract:
Net income (loss) from discontinued operations, net of tax	-	1,836
Net income (loss) from continuing operations attributable to common shareholders	(18,866)	(54,259)

Net income (loss) from continuing operations attributable to common shareholders	(18,866)	(54,259)
Stock-based compensation	9,101	9,324
Amortization of debt premium, net	(374)	(348)
Amortization of intangibles	9,948	9,431
Gain on extinguishment of debt	-	(7,752)
Gain on settlement of litigation, net	3	-
Certain litigation and transaction expenses(1)	7,664	11,930
Adjusted net loss from continuing operations	7,476	(31,674)

Weighted average shares outstanding:
Basic	342,504,107	331,582,813
Diluted	342,504,107	331,582,813

Adjusted EPS from continuing operations - basic	$0.02	$(0.08)
Adjusted EPS from continuing operations - diluted	$0.02	$(0.08)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

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# # #

Contacts

Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

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